UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):

November 8, 2007

Commission file number: 001-33084

SUSSER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

(Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (361) 884-2463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 13, 2007, the Company completed the previously announced acquisition (the “Acquisition”) of TCFS Holdings, Inc. (“TCFS”), the parent company of Town & Country Food Stores chain of convenience stores, pursuant to the agreement and plan of merger dated as of September 20, 2007 by and among TCFS Acquisition Corporation, a Texas corporation and a wholly-owned subsidiary of the Company, TCFS and each of Devin Lee Bates, James Randal Brooks, Wylie Alvin New and David Lloyd Norris, as individual shareholders and, in the case of Mr. Norris, in his additional capacity as Shareholder Representative (the “Merger Agreement”).

The Company paid total merger consideration (after adjustments) of approximately $359.2 million, which includes the repayment or defeasance of approximately $118.5 million of net debt of TCFS and its subsidiaries and the posting of two $10 million letters of credit that will be held in escrow and will be eligible to be drawn upon on each of the first and second anniversaries of closing, respectively, in either case, net of any settled or pending indemnity claims, but excludes a tax-benefit payment of approximately $6.2 million made at closing, which the Company expects to realize through a future tax savings of a greater amount.

Item 8.01	Other Events

On November 8, 2007, the Board of Directors (the “Board”) of the Company appointed David E. Engel to the Audit Committee of the Board and Bruce Krysiak resigned from his position on the Audit Committee of the Board.

On November 13, 2007, the Company issued a news release announcing the closing of the Acquisition and the related financing transactions, which news release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

TCFS Holdings, Inc. audited and unaudited consolidated financial statements required under this item are filed under Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein in their entirety.

(b)	Pro-Forma Financial Information

Unaudited pro-forma financial information required under this item is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein in its entirety.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
23.1	Consent of KPMG.

99.1	News Release of Susser Holdings Corporation, dated November 13, 2007.

99.2	Item 9.01(a) and (b) Financial Statements and Pro-Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: November 13, 2007	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer